EXHIBIT 99.3

Report of Independent Auditors

To the Board of Directors and Shareholder
    of Talbot Financial Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, deficit and cash flows present fairly, in all material respects, the financial position of Talbot Financial Corporation and its subsidiaries (the “Company”) at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Dallas, Texas
July 1, 2004, except for Note 15, as to which the date is September 10, 2004

Talbot Financial Corporation
Consolidated Balance Sheet

As of December 31, 2003
(in thousands of U.S. dollars)

ASSETS
Current assets
Cash and cash equivalents	$13,367
Trust cash	11,360
Marketable securities	4,041
Accounts and other receivables	18,824
Notes receivable	1,357
Deferred income taxes - current	1,590
Prepaid and other current assets	59

Total current assets	50,598

Goodwill	11,410
Intangible assets - net	20,324
Property and equipment - net	4,057
Deferred income taxes	10,410
Other assets	115

Total assets	$96,914

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Insurance company payables	$25,216
Accounts payable and accrued liabilities	9,168
Accrued benefits	1,525
Income taxes payable to parent	1,467
Notes payable to parent	5,185
Current portion long-term debt and capital leases	4,951

Total current liabilities	47,512

Long-term debt and capital leases	8,987
Deferred revenue	124
Deferred compensation liability	3,656

Total liabilities	60,279

Commitments and Contingencies (Note 10)

Shareholder’s equity
Share capital	—
Contributed surplus	41,033
Accumulated other comprehensive income	432
Deficit	(4,830)

Total shareholder’s equity	36,635

Total liabilities and shareholder’s equity	$96,914

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statement of Earnings

For the Year Ended December 31, 2003
(in thousands of U.S. dollars)

Revenue
Commission income	$81,446
Contingent commissions and volume overrides	8,372
Financial services commissions and fees	9,963
Other	148

99,929

Expenses
Compensation and employee benefits	66,179
Facilities and equipment	7,161
Depreciation	1,210
Communications	5,464
Other operating expenses	5,423
Interest expense	1,018
Intangible asset amortization	6,430
Loss on write-off of goodwill and intangibles	745
Gain on debt termination	(575)

93,055

Net earnings before income taxes	6,874

Provision for income tax expense
Current	4,932
Deferred	(2,260)

2,672

Net earnings	$4,202

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statement of Deficit

For the Year Ended December 31, 2003
(in thousands of U.S. dollars)

Accumulated other comprehensive income – Beginning of year	$(118)
Change during year	550	$550

Accumulated other comprehensive income – End of year	$432

Deficit — Beginning of year	$(9,032)
Net earnings	4,202	4,202

Comprehensive income		$4,752

Deficit – End of year	$(4,830)

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statement of Cash Flows

For the Year Ended December 31, 2003
(in thousands of U.S. dollars)

OPERATING ACTIVITIES
Net earnings	$4,202
Items not affecting working capital
Amortization and depreciation	7,640
Deferred income taxes	(1,674)
Gain on termination of debt	(575)
Loss on write-off of goodwill and intangibles	745
Non-cash stock based compensation	235
Change in non-operating cash working capital items, net of effects of acquisitions
Trust cash	(892)
Accounts and other receivables	(162)
Notes receivables	(1,233)
Prepaid and other current assets	1,522
Accounts payable and accrued liabilities	2,532
Accrued benefits reserve	115
Deferred revenue	(124)
Deferred compensation liability	1,247
Income taxes payable to parent	1,144

Net cash flows from operating activities	14,722

INVESTING ACTIVITIES
Property and equipment — purchases	(1,662)
Purchases of investment held for sale	(826)
Purchase of subsidiaries, net of cash received	(7,152)

Net cash flows used for investing activities	(9,640)

FINANCING ACTIVITIES
Long-term debt — repayments	(4,690)
Notes payable to Parent — repayments	(2,173)
Contribution from Parent	4,000

Net cash flows from financing activities	(2,863)

Change in cash and cash equivalents	2,219
Cash and cash equivalents — Beginning of year	11,148

Cash and cash equivalents — End of year	$13,367

Interest and income taxes paid for the year ending December 31, 2003 were:

Interest paid	$1,018
Income taxes paid	$3,238

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(in thousands of U.S. dollars, or as otherwise indicated)

1. Nature of operations and recent significant transactions

Business operations

Talbot Financial Corporation (the “Company”) is an insurance brokerage that provides a variety of property and casualty, life and health, employee benefits, investment and risk management products and services primarily in the western United States. Additionally, the Company provides training to financial institutions on the selection and distribution of investment products (including but not limited to fixed annuities, variable annuities, equities and mutual funds) through the financial institution’s branches. The Company is a wholly owned subsidiary of Safeco Corporation (the “Parent”).

2. Summary of significant accounting policies

Basis of presentation

These consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All material inter-company accounts and transactions have been eliminated.

Estimates and assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amount of revenue and expense during the reporting period. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future.

The principal estimates used in the preparation of these financial statements are the determination of the provision for cancelled policies relating to revenue recognition, valuation allowance for receivables, obligations related to the Company’s self-insured medical plan, the measurement of stock based compensation, the allocation of the purchase price on acquisitions, the valuation of reporting units when testing the recoverability of goodwill and other intangible assets and the estimation of the useful lives of definite life intangible assets. Actual results could differ from those estimated.

Revenue Recognition

Commission income and fees are recognized as of the effective date of the policy unless information is not available relating to the determination of the client’s policy premiums, in which case commission income and fees related to that policy are recognized when that information becomes available and the revenue can be reasonably determined. Commission income and fees related to installment billing arrangements are recognized at the beginning of each month over the period in which the client is billed for the installments. Commission income is reported net of sub-broker commission expense. Commission and other adjustments are recorded when they occur and the Company maintains an allowance for estimated policy cancellations and commission returns by applying estimated commission return rates to the current year revenue, adjusted for any known deviations. The Company is entitled to contingent commissions and volume overrides from insurance companies that are recorded in the period in which the amounts are received.

Financial services commissions are recognized as of the date of sale (effective date of the underlying policy, in the case of fixed annuities) of the investment product. Financial services commissions are reported net of chargebacks. Chargebacks and other adjustments are recorded when they occur and the Company maintains an allowance for estimated chargebacks by applying chargeback rates to current year revenue.

Other revenue primarily includes investment income and policy service fees. Investment income is recorded when earned. Policy service fees are recorded on the effective date of the policy, at which time the service has been provided.

Cash and cash equivalents

Cash and cash equivalents consist of cash and highly liquid investments, including certificates of deposit, having maturities of three months or less at the acquisition date.

Marketable Securities

The Company has classified all marketable securities as available-for-sale which requires the securities to be reported at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholder’s equity. Marketable securities relate primarily to the deferred compensation plan described in Note 8.

Accounts and Other Receivables

Accounts and other receivables consist of premiums receivable from clients as well as commissions receivable from insurance companies that are billed directly by the insurance companies to the client. These balances are reported net of an allowance for doubtful accounts in the accompanying balance sheet. The Company does not perform ongoing credit evaluations of its customer’s financial condition and generally requires no collateral. However, in acting as agent on behalf of insurance companies, the Company has the ability to cancel the insurance policies issued and receive a credit from the insurance companies for the unearned premium.

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

The Company’s policy for allowance for doubtful accounts is to reserve for specific items identified as uncollectible and to cancel and write off any receivable balances due from customers that have been outstanding in excess of 90 days.

Concentration of credit risk

The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, accounts and other receivables. The Company maintains cash with banks in excess of federally insured limits and is exposed to the credit risk from this concentration of cash. No single client, other than the Parent (see Note 9 for further discussion), accounted for more than ten percent of total client premiums or more than ten percent of revenue for the year ended December 31, 2003.

Trust Cash

Premiums collected on behalf of insurance companies (less commissions and other deductions) but not yet remitted, are included in trust cash. Trust cash is restricted as to use by contractual obligations and by laws in certain states in which the Company operates.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is recorded based on the useful economic lives of the related assets as follows: for computer equipment on a straight-line basis from 2 to 5 years; for furniture, fixtures, and office equipment on a straight-line basis from 5 to 10 years. Leasehold improvements are amortized on the straight-line method over the term of the related lease. Upon sale or retirement, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is reflected in earnings. If the carrying value of property and equipment is identifiable as impaired, it is written down to its fair value.

Business combinations

Acquisitions of subsidiaries have been accounted for using the purchase method, whereby the results of acquired companies are included only from the date of acquisition. Consideration which is contingent on maintaining or achieving specified earnings levels in future periods is recognized as an additional cost of the purchase at the time of the transaction and is adjusted, if necessary, downward, when the contingency is resolved.

Goodwill

Goodwill is not amortized but is subject to impairment tests on at least an annual basis. Goodwill is allocated to reporting units and any potential goodwill impairment is identified by comparing the carrying value of a reporting unit with its fair value. If any potential impairment is indicated, it is quantified by comparing the carrying value of goodwill to its fair value, based on the fair value of the assets and liabilities of the reporting unit.

The Company completed its impairment testing on the balance of goodwill and intangible assets as of September 30, 2003. Based on the testing performed, one impairment loss was incurred. As a result, goodwill and expiration lists related to this acquisition in the amount of $745 were written off.

Intangible Assets

Intangible assets consist of covenants not to compete and customer expiration lists. Customer expiration lists are listings of all customers from acquired agencies with their policy expiration dates. Covenants not to compete are agreements entered into with employees of acquired agencies that include prohibitions against competition, solicitation of customer expiration lists acquired by the Company, and confidentiality of the Company’s business practices. Covenants not to compete are amortized over their estimated useful life which averages 5 years. Customer expiration lists are amortized on a straight-line basis over their estimated useful life of 12 years.

Deferred income taxes

Income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities and their tax bases. Deferred income tax assets and liabilities are determined for each temporary difference based on the tax rates that are expected to be in effect when the asset or liability is settled. The benefit of loss carry forwards is recognized as an asset to the extent that it is more likely than not to be realized.

Stock based compensation

Certain employees of the Company participate in the Parent’s stock based incentive compensation plan. Prior to 2003, the Company applied Accounting Principles Board Opinion 25 (APB 25) in accounting for stock options, as allowed under SFAS 123, “Accounting for Stock-Based Compensation,” as amended. Under APB 25, the Company recognized no compensation expense related to options because the exercise price of the Parent’s stock options equaled the fair market value of the underlying stock on the date of grant.

In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” amending SFAS 123, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS 123. Effective January 1, 2003, the Company adopted the fair value method for accounting for stock options as defined in SFAS 123, using the prospective basis transition method. Under the method, the Company has recognized stock-based compensation expense for options granted, modified or settled after January 1, 2003. The parent typically grants options to employees in the second quarter of each year. Stock-based compensation expense was $235 ($208 after tax) in the statement of earnings as of December 31, 2003.

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

The following table illustrates the effect on net income if the fair value based method had been applied to all outstanding and unvested awards for the year ended December 31, 2003.

Net earnings, as reported	$4,202
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	208
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(457)

Pro forma net earnings	$3,953

3. Acquisitions

The Company’s strategic business plan includes the regular and systematic evaluation and acquisition of insurance brokerages in new and existing markets. Insurance brokerages, due to their nature, typically maintain a very low capital to earnings ratio. As a result, the Company recorded a substantial amount of goodwill and other intangible assets in connection with these acquisitions.

The Company typically pays a portion of the consideration for an acquired brokerage in cash. Consideration for the remainder of the purchase price is normally in the form of notes payable held by the acquired brokerage and/or the former owners of the acquired brokerage.

During 2003, the Company acquired 10 insurance brokerages for total consideration of approximately $13,353, of which $7,509 was cash and the remainder of $5,844 in long-term debt. These acquisitions were accounted for under the purchase method. The allocation of aggregate purchase prices to the fair value of the assets acquired was as follows: goodwill — $8,045, expiration lists — $5,164, covenants not to compete — $66, current assets — $3,151, property and equipment — $262, current liabilities — $3,335.

The allocation of the purchase price, including goodwill and other identifiable intangible assets, and the cost of the acquired brokerages in 2003 are summarized as follows:

	Goreham-Moore	Willis Insurance	T.H.E.
	& Associates, Inc.	Brokerage of Utah, Inc.	Financial Group, Ltd.	Other	Total
Acquisition Date	May 1, 2003	May 1, 2003	Sept. 1, 2003	Various
Working capital	$(368)	$(40)	$227	$(3)	$(184)
Property, equipment and other assets	36	131	60	35	262

Net assets (liabilities) at fair value	$(332)	$91	$287	$32	$78

Consideration
Cash	$913	$3,500	$1,487	$1,609	$7,509
Debt	1,695	—	1,800	2,349	5,844

	$2,608	$3,500	$3,287	$3,958	$13,353

Goodwill	$1,782	$2,066	$1,818	$2,379	$8,045
Expiration lists	1,144	1,326	1,167	1,527	5,164
Covenants not to compete	14	17	15	20	66

	$2,940	$3,409	$3,000	$3,926	$13,275

Contingent consideration

In addition to the consideration shown above, the previous owners of certain other acquisitions are entitled to contingent consideration if certain revenue or profitability targets are met. See note 10, “Commitments and contingencies.”

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

4. Accounts and other receivables

Accounts and other receivables consist of the following as of December 31, 2003:

Client premiums receivable	$15,165
Commissions receivable	5,033
Less: Allowance for doubtful accounts	(874)
Less: Allowance for policy cancellations	(500)

18,824
Notes receivable	1,357

$20,181

Notes receivable are non-interest bearing and consist primarily of receivables related to the sale of customer expiration lists in 2003.

Allowance for doubtful accounts consists of the following as of December 31, 2003:

Balance, January 1	$306
Charged to net earnings before income taxes	1,220
Deductions of amounts previously charged to the provision	(652)

Balance, December 31	$874

Losses relating to the non-collection of client premium receivables may be mitigated by cancellation of the underlying insurance policy.

5. Intangible assets

As of December 31, 2003 the gross carrying amount and accumulated amortization of intangible assets other than goodwill were as follows:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Total
Definite life intangible assets:
Expiration lists	$64,804	$45,386	$19,418
Covenants not to compete	9,614	8,708	906

Total	$74,418	$54,094	$20,324

Additions during 2003 were as follows:

Definite life intangible assets:
Expiration lists	$5,164
Covenants not to compete	66

Total	$5,230

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

The changes in the carrying amount of goodwill for the year ended December 31, 2003 are as follows:

Balance as of December 31, 2002	$3,576
Goodwill acquired during 2003	8,045
Goodwill impairment losses	(211)

Balance as of December 31, 2003	$11,410

For the year ended December 31, 2003, amortization has been comprised of the following:

Expiration lists	$5,379
Covenants not to compete	1,051

Total	$6,430

The Company completed its impairment testing on the balance of goodwill and intangible assets as of September 30, 2003. Based on the testing performed, one impairment loss was incurred. The acquisition of Cerelle Corporation (“Cerelle”) that was completed in June of 2002 was determined by the Company to be impaired at September 30, 2003 based on a decline in expected future cash flows and performance. As a result of the impairment, the Company wrote off goodwill and expiration lists related to this acquisition in the amount of $745, which is reflected in the accompanying statement of earnings.

During 2003, the Company terminated $575 of notes payable regarding the acquisition of Joline & Associates, in compliance with the purchase agreement. As the Company had already recorded an impairment of the goodwill and intangibles for this acquisition prior to 2003, the Company recorded a gain on debt termination for the above amount, which is reflected in the accompanying statement of earnings.

The Company estimates the amortization charges for 2004 through 2008 for all acquisitions consummated to date will be:

Year ended December 31,	2004	2005	2006	2007	2008
Expiration lists	$4,652	$4,302	$3,473	$2,357	$904
Covenants not to compete	543	363	—	—	—

Total	$5,195	$4,665	$3,473	$2,357	$904

6. Property and equipment

	2003
		Accumulated	Net Book
	Cost	Depreciation	Value
Leasehold improvements	$2,291	$1,020	$1,271
Office equipment	4,634	2,838	1,796
Computer equipment	6,645	5,655	990

	$13,570	$9,513	$4,057

During 2003 property and equipment was acquired at an aggregate cost of $1,881. Depreciation expense of $1,210 was charged against these assets for the year ended December 31, 2003.

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

7. Debt

Note payable to Parent, with interest at the 3-Month Commercial Paper Rate, plus 225 basis points (1)	$4,700
Notes payable to Parent (3)	485
Term loan, principal plus interest at 8%, due December 2008 (2)	1,122
Various secured notes payable due to former principals (4)	12,661
Capital leases	155

Long-term debt	19,123
Less current portion	(10,136)

$8,987

Future repayments of long-term debt are as follows:

For the year ending December 31,
2004	$10,136
2005	2,726
2006	2,651
2007	2,271
2008	1,243
2009 and thereafter	96

$19,123

(1)	Note Payable to Parent – Effective October 13, 2000, the Company entered into a Promissory Note with the Parent in the amount of $8,600,000. Principal payments of $300,000, plus accrued interest at an effective rate of 3.30% as of December 31, 2003, will be made on September 30, December 30, March 30 and June 30 of each year, commencing December 30, 2000. Accrued interest payments will continue until the Note has been paid in full. Principal payments will continue through and including September 30, 2004. A final principal payment in the amount of the unpaid balance of this note (together with accrued interest) shall be due on September 30, 2004. Accordingly, the entire outstanding balance of this Note is reflected in the accompanying financial statements as current. This note is secured by 100% of the issued and outstanding common stock of Talbot Agency, Inc., a wholly owned subsidiary of the Company.

(2)	As part of the Company’s acquisition of the outstanding stock of Integrated Financial & Insurance Services, Inc. (“Integrated”) on April 1, 1999, the Company assumed this liability. The loan is a 10-year loan with monthly payments of principal plus interest at 8%, in the amount of $24, maturing on December 2, 2008. This term loan is guaranteed by one of the former principals of Integrated.

(3)	Notes payable to Parent – During 1999, the Company completed the acquisition of three separate entities. In lieu of a capital contribution, the Parent elected to lend the money necessary for the down payments to the Company under 3 separate term loan agreements. The loan agreements call for monthly principal payments ranging from $12 to $38, together with interest at rates ranging from 7.58% to 9.10%. Of the balance outstanding at December 31, 2003, $37 has matured prior to the issuance of this report. The loans mature between January 2004 and November 2004.

(4)	In the normal course of business, the Company completed acquisitions of insurance agencies, primarily in the Western United States. In accordance with the purchase agreements, the Company financed these agreements through a combination of cash and notes payable to the former principals of these agencies. All loans call for monthly principal plus interest payments, with rates ranging from 4.35% to 8.00%, with the latest maturing in May of 2009.

For all long term debt and capital leases, certain property, plant and equipment have been pledged as collateral in amounts not less than the outstanding balance of the loan at December 31, 2003.

In accordance with the terms of two separate acquisitions done by the Company, the holders of the notes identified in (4) above, have the right to accelerate the outstanding payment due to them from the Company as a result of the sale to Hub disclosed in Note 15. The amount of debt included in these financial statements that is subject to an acceleration clause is $2,296.

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

8. Employee Benefit Plans

401(k) and Profit-Sharing Plan

Substantially all officers and employees of the Company are entitled to participate in a 401(k) and profit-sharing plan (“401(k) plan”). The 401(k) plan provides for employee contributions on a pre-tax basis, up to certain limits as defined the 401(k) plan document. The Company will match the employee contribution in an amount equal to 100% of the employee contribution up to a maximum of 6% of the employee’s compensation. Additionally, the Company may contribute additional amounts at its discretion. Contributions by the Company to the 401(k) plan were $2,883 for 2003.

Deferred Compensation Plan

The Company offers a nonqualified deferred compensation plan (the “Plan”) for a select group of management or highly compensated employees. The Plan is an unfunded, unsecured plan for which obligations are paid to participants out of the Company’s general assets, including assets held in a grantor trust, described below. Under the Plan terms, eligible employees will be permitted to defer a portion of the compensation not yet earned until they attain their benefit distribution date, as defined in the Plan. Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan. In addition, no participant shall have any interest in any Company assets set aside as a source of funds to satisfy its benefit obligations under the Plan, including the establishment of any trust under the terms of Revenue Procedure 92-64 or under the terms of any amendment thereof or successor thereto. Participants shall have the status of general unsecured creditors of the Company and the Plan constitutes an unsecured promise by the Company to make benefit payments in the future.

The Company established a grantor trust to provide funding of obligations under the Plan. The trust is revocable and the principal of the trust, and any earnings thereon, shall be held separate and apart from the Company’s other funds and shall be used exclusively for the uses and purposes of the Plan participants and the Company’s general creditors. Assets held in the trust amounted to $3,656 at December 31, 2003 and are included in marketable securities on the balance sheet. In addition, a long-term liability in the amount of $3,656 at December 31, 2003 is included on the balance sheet. Included in the 2003 statement of earnings were costs related to this plan in the amount of $420.

Self-insured Medical Plan

The Company is self-insured for purposes of paying for employee group health claims. The self-insured portion of the liability for unpaid claims and associated expenses, including claims incurred but not reported, is determined using an estimate of the average monthly claims actually paid by the Company. As of December 31, 2003, the Company has a liability of $1,525 for its estimate of claims that have been incurred but not reported. This amount reflects approximately 4 months of actual paid claims as of December 31, 2003.

9. Related Party Transactions

The Company places certain insurance policies through the Parent and its subsidiaries. The Parent owns a property and casualty insurer, Safeco Insurance Company of America (“Safeco Insurance”) and also has a life insurance company subsidiary, Safeco Life Insurance Company (“Safeco Life”). The Company recognized commissions from Safeco Insurance on the placement of property and casualty insurance policies in the amount of $7,850 during the year ended December 31, 2003; $1,532 in commissions from Safeco Life on the sale of fixed annuity contracts during the year ended December 31, 2003; and received contingent commissions from Safeco Insurance in the amount of $2,603 during the year ended December 31, 2003.

The Company leases office space from the Parent for its brokerage operation located in Pleasant Hill, CA. The lease is for a period of 7 years, expiring December of 2009. Annual rental payments to the Parent amounting to $93 are included in facilities and equipment in the statement of earnings as of December 31, 2003.

10. Commitments and contingencies

The Company is committed under lease agreements for office premises and computer equipment. At December 31, 2003, aggregate minimum rental commitments under operating leases are as follows:

2004	$4,093
2005	3,585
2006	2,319
2007	1,315
2008	880
2009 and thereafter	374

$12,566

Rent expense for the year ended December 31, 2003 amounted to $4,778.

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

Included in the accounts payable and accrued liabilities on the balance sheet was an amount equal to $602 for future lease payments on space in the Company’s Chicago, IL office. In accordance with Statement of Accounting Standards (SFAS) No. 146 Accounting for Costs Associated with Exit or Disposal Activities, a liability for costs to terminate a contract before the end of its term shall be recognized and measured at its fair value when the entity ceases using the right conveyed by the contract, in this case, the right to use the leased property. The Company is currently not using approximately 6,000 square feet out of a total of approximately 11,000 square feet in its Chicago, IL office location. The lease for this location expires in July 2008. In accordance with SFAS 146, the Company took a charge for the pro-rata cost of the office space currently not being occupied, using the current rental rates as well as the future rental rates on this location, as a charge to earnings in the 2003. The charge of $602 is included in facilities and equipment expense in the statement of earnings as of December 31, 2003.

In connection with other various acquisitions completed through December 31, 2003, the Company may be entitled to reduce the outstanding debt obligations up to a maximum sum of approximately $3,460 based upon the acquired brokerages failing to achieve certain operating earnings targets. These “clawback” provisions are calculated on various dates through September 2006 according to the terms and conditions of each purchase agreement. Any reduction of the outstanding debt will be recorded as an adjustment to goodwill once the contingency is resolved.

In connection with one acquisition completed in May 2003, the Company may be obligated to pay cash contingent consideration up to a maximum of $2.8 million based upon the acquired brokerage achieving certain operating earnings targets. The contingent payment is payable in July 2005. Any additional consideration will be recorded as an adjustment to goodwill once the contingency is resolved. In connection with contingent consideration earned as of December 31, 2003, the financial statements do not reflect a liability as of December 31, 2003 as the contingency has not yet been resolved.

In the ordinary course of business, the Company and its subsidiaries are subject to various claims and lawsuits consisting primarily of alleged errors and omissions in connection with the placement of insurance. In the opinion of management, the ultimate resolution of all asserted and potential claims and lawsuits will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

11. Shareholders’ equity

Share capital

At December 31, 2003 there were 100,000, no par value common shares authorized, of which 1,000 were issued and outstanding.

Contributed surplus

Balance at December 31, 2002	$36,798
Contribution from Parent	4,000
Contribution of stock options by Parent	235

Balance at December 31, 2003	$41,033

12. Equity Incentive Plan

On May 7, 2003, the Parent of the Company issued options exercisable for 64,000 common shares at an exercise price of $38.19 per share to certain employees of the Company. The maximum option term is ten years, and the options vest as to one-fifth per year over five years of continuous employment.

A summary of the stock option activity and related information for the year ended December 31, 2003 consists of the following:

	Number	Weighted-Average
	(000’s)	Exercise Price
Balance, December 31, 2002	144	$31.97
Granted	64	$38.19
Exercised	(4)	$25.56

Balance, December 31, 2003	204	$34.04

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

The following table summarizes information about the stock options outstanding at December 31, 2003:

	2003
	Number	Weighted-average	Number
Exercise	Outstanding	Remaining	Exercisable
price	(000’s)	Contractual life	(000’s)
$25.49	42	5.87 years	31
$33.32	62	8.34 years	16
$38.11	100	7.65 years	36

	204	7.49 years	83

The fair value of the stock options granted in 2003 was approximately $675 (weighted average exercise price was $38.19 per share). The aggregate fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the options issued in 2003:

2003
Dividend yield	2.50%
Expected volatility	35.0%
Risk free interest rate	3.00%
Expected life	5 years

Non-cash stock based compensation related to stock options of $235 for the year ended December 31, 2003 was expensed with offsetting credits to contributed surplus.

13. Fair value of financial instruments

The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities at December 31, 2003, approximate fair value because of the short -term nature of these instruments. The carrying value of the Company’s variable rate debt at December 31, 2003 approximates fair market value.

The carrying values of long-term debt approximate fair values.

14. Income taxes

Income taxes for 2003 amounted to $2,672, resulting in an effective tax rate of 39% in 2003.

The provision for income tax expense differs from the result that would have been obtained by applying the combined statutory federal income tax rate of 35.00% in 2003 as follows:

2003
Provision for tax at statutory rates	$2,406
State and local tax	355
Permanent differences	88
Adjustment to prior years	(139)
Other	(38)

Provision for tax	$2,672

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the year ended December 31, 2003
(In thousands of U.S. dollars, or as otherwise indicated)

The components of the deferred tax assets and liabilities at December 31, 2003 were as follows:

2003
Deferred income tax assets
Amortization of intangibles	$9,193
Deferred compensation	1,280
Non-deductible book reserves	1,590
Non-cash stock based compensation	87

Total deferred income tax assets	12,150
Less: current portion deferred income tax assets	1,590

Deferred income tax assets	$10,560

Deferred income tax liabilities
Other	$150

Deferred income tax liabilities	$150

15. Reconciliation to Canadian GAAP

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), which differs in certain respects from accounting principles generally accepted in Canada (“Canadian GAAP”).

Net Earnings

There were no differences between U.S. GAAP and Canadian GAAP affecting net earnings for the year ended December 31, 2003.

Shareholder’s Equity

The table below sets out the differences between U.S. GAAP and Canadian GAAP that affect shareholder’s equity at December 31, 2003:

Shareholder’s equity based on U.S. GAAP	$36,635
Adjustment to carrying value of marketable securities, net of tax of $233	(432)

Shareholder’s equity based on Canadian GAAP	$36,203

Under U.S. GAAP, the Company has classified all marketable securities as available-for-sale which requires the securities to be reported at fair value, with unrealized gains and loses, net of tax, reported as a separate component of shareholder’s equity. Under Canadian GAAP, such securities are reported at cost less any provision for other than temporary losses in value.

16. Subsequent event

Effective July 1, 2004, the Company was acquired by Hub International Limited.